Exhibit 3.39

Exhibit 3.39 ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov Articles of Organization Limited-Liability Company (PURSUANT TO NRS CHAPTER 86) Filed in the office of Document Number 20140536996-95 [ILLEGIBLE] Filing Date and Time Ross Miller 07/28/2014 8:23 AM Secretary of State Entity Number State of Nevada E0386832014-4 USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY 1. Name of Limited- SCIENTIFIC GAMES DISTRBUTION, LLC Check box if a Check box if a Liability Company: Series Limited- Restricted Limited- (must contain approved Liability Company Liability Company limited-liability company wording; see instructions) 2. Registered Commercial Registered Agent: National Registered Agents, Inc, of NV Agent for Service of Process: (check Noncommercial Registered Agent OR Office or Position with Entity only one box) (name and address below) (name and address below) Name of Noncommercial Registered Agent OR Name Title of Office or Other Position with Entity Nevada Street Address City Zip Code Nevada: Mailing Address (if different from street address) City Zip Code 3. Dissolution Date:(optional) Latest date upon which the company is to dissolve (if existence is not perpetual): 4. Management: Company shall be managed by: Manager(s) OR Member (s) (required) (check only one box) 5. Name and 1) SG Gaming North America, Inc. Address of each Name Manager or 750 Lexington Avenue, 25th Floor New York NY 10022 Managing Member: Street Address City State Zip Code (attach additional page if 2) more than 3) Name Street Address City State Zip Code 3) Name Street Address City State Zip Code 6. Effective Date and Time: (optional) Effective Date: Effective Time: 7. Name, Address I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge and Signature of that pursuant to NRS 239.330, it is a category C felony to knowingly after any false or forged instrument for filing in the Office of Organizer: (attach the Secretary of State. additional page if more Andrew J. Velcoff X [ILLEGIBLE] than 1 organizer) Name Organizer Signature 3333 Piedmont Road NE, Ste 2500 Atlanta GA 30305 Address City State Zip Code 8. Certificate of I hereby accept appointment as Registered Agent for the above named Entity. Acceptance of Appointment of X [ILLEGIBLE] 7-25-14 Registered Agent: Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date This form must be accompanied by appropriate fees. Nevada Secretary of State NRS BE DLLC Articles Revised 7-28-13 [ILLEGIBLE]